Exhibit10.20

EVERCOMMERCE INC.
COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of June 22, 2021 (the “Effective Date”), is entered into by and among EverCommerce Inc., a Delaware corporation (the “Company”), SLA CM Eclipse Holdings, L.P., a Delaware limited partnership (“SLA Eclipse”), and SLA Eclipse Co-Invest, L.P., a Delaware limited partnership (together with SLA Eclipse, the “Purchasers”).

WHEREAS, the Purchasers desire to purchase from the Company, and the Company desires to sell to the Purchasers, certain Common Stock of the Company, par value $0.00001 per share (the “Common Stock”) pursuant to the terms and conditions of this Agreement (the “Financing”);

WHEREAS, the parties hereto have executed this Agreement on the Effective Date, which is prior to the filing and effectiveness of the registration statement on Form 8-A (the “Form 8-A”) to be filed by the Company with the Securities and Exchange Commission (the “SEC”) registering the Common Stock under the Securities Exchange Act of 1934 (the “Exchange Act”), and intend that Purchasers shall acquire beneficial ownership of the Shares (as defined below) prior to such effectiveness of the Form 8-A; and

WHEREAS, the Company intends to issue and sell shares of its Common Stock pursuant to an underwriting agreement to be entered into by and among the Company and certain underwriters (the “Underwriters”), in connection with the Company’s initial public offering (“IPO”) pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-256641) (the “Registration Statement”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase, and the Company agrees to sell and issue to such Purchaser, the Shares (as defined below) as set forth opposite such Purchaser’s name on Exhibit A hereto (which will be delivered by the Purchasers to the Company prior to the pricing date) at a price per share equal to the per share initial public offering price (before underwriting discounts and expenses) in the IPO (such price, as determined prior to the effectiveness of the Form 8-A and as approved by the board of directors of the Company or the 16b-3 Committee (as defined below) on the pricing date, the “IPO Price”), as will be set forth set forth on the cover of the final prospectus included in the Registration Statement.   ”Shares” shall mean the number of shares of Common Stock equal to $75,000,000.00 divided by the IPO Price, rounded down to the nearest whole share (with the total purchase price correspondingly reduced for such fractional share amount).

2.          Closing: Delivery.

2.1          Closing.  The closing of the sale and purchase of the Shares (the “Closing”) will take place remotely via the exchange of documents and signatures after the satisfaction or waiver of each of the conditions set forth in Section 5 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) on the earlier of (i) the closing date of the IPO and (ii) the tenth business day following the date hereof, or such other date or time as the parties mutually agree.

2.2          Delivery of Shares.  At the Closing, the Company will, at the request and election of the Purchasers, (x) make, or cause to be made, appropriate changes to the Company’s book-entry record evidencing the number of Shares that the Purchasers are purchasing at the Closing or (y) deliver such purchased Shares through the facilities of The Depository Trust Company to secure a Permitted Loan (as defined in that certain Stockholders’ Agreement, dated on or about the date hereof, by and among the Company, the Purchasers and other stockholder parties thereto (the “Sponsor SHA”)) in which case such Shares shall not bear the restrictive legends referred to in Section 8.2 below, in each case against payment of the aggregate purchase price therefor.

3.          Representations and Warranties of the Purchaser.  Each Purchaser represents and warrants, severally but not jointly, to the Company as follows:

3.1          Authority.  Such Purchaser has all requisite legal power and authority to execute and deliver this Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.  The execution and delivery by such Purchaser of this Agreement, the performance by such Purchaser of its obligations hereunder, and the consummation by such Purchaser of the transactions contemplated hereby have been duly authorized by all requisite legal action.

3.2          Enforceability.  This Agreement, when executed and delivered by such Purchaser, will constitute a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

3.3          Consent.  No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Purchaser in connection with the execution and delivery of this Agreement by such Purchaser or the performance of such Purchaser’s obligations hereunder.

3.4          Investment Purpose.  Such Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”).

3.5          Brokers and Finders.  Such Purchaser has not engaged any brokers, finders or agents, and neither the Company nor any other person or entity has, nor will, incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

3.6          Investment Experience. Such Purchaser understands that the purchase of the Shares involves substantial risk. Such Purchaser has experience as an investor in securities of companies and acknowledges that such Purchaser is able to fend for itself, can bear the economic risk of such Purchaser’s investment in the Shares, including a complete loss of the investment, and has such knowledge and experience in financial or business matters that the Purchaser is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment.

3.7          Restricted Securities. Such Purchaser understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. Such Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.          Representations and Warranties of the Company. The Company represents and warrants to each Purchaser that:

4.1          Due Incorporation; Qualification.  The Company (a) is duly organized, validly existing and in good standing under the laws of the state of Delaware; (b) has the power and authority to own, lease and operate its properties and carry on its business as presently conducted; and (c) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Company (a “Material Adverse Effect”).

4.2          Authority.  The Company has all requisite legal power and authority to execute and deliver this Agreement, to sell the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.  The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite legal action. The Financing has been approved by the board of directors of the Company, or a committee of the board of directors that is composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3(b)(3) under the Exchange Act) (the “16b-3 Committee”) for purposes of exempting the Financing from Section 16(b) of the Exchange Act under Rule 16b-3(d) and (e), including to the extent any Purchaser and such Purchaser’s affiliates are deemed a director by deputization.

4.3          Enforceability.  This Agreement, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

4.4          Non-Contravention.  The execution and delivery by the Company of this Agreement and the performance and consummation of the transactions contemplated hereby do not and will not violate (a) any provision of the Company’s governing or organizational documents, (b) any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company or (c) or any contract, lease, license, indenture, note, bond, agreement, understanding, undertaking, concession, franchise or other instrument to which the Company or its subsidiaries is a party or by which any of their respective properties or assets is bound, except, with respect to clauses (b) and (c) as would not reasonably be expected to have a Material Adverse Effect.

4.5          Valid Issuance.  The Shares, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of any liens.

4.6          Registration Statement.  As of the date hereof, the Company’s Registration Statement and any prospectus contained therein complies in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.   As of the date hereof, the statements set forth in the Registration Statement, including the prospectus, under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Company’s capital stock and the Company’s capitalization, are accurate, complete and fair in all material respects.

4.7          Underwriting Agreement.  The underwriting agreement to be entered into by and between the Company and the underwriters in connection with the IPO (the “Underwriting Agreement”) has been duly authorized.

4.8          Brokers and Finders.  The Company has not engaged any brokers, finders or agents in connection with this Agreement, and none of the Purchasers nor any other person or entity has, nor will, incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

4.9          Charter Documents; Capitalization. Upon consummation of the IPO, the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company will be in the forms as filed as exhibits to the Registration Statement (collectively, the “Charter Documents”) and the capitalization of the Company will be as set forth in the Registration Statement. Upon consummation of the Financing, the Common Stock shall have the rights and privileges as set forth in such Charter Documents.

5.          Conditions to the Purchasers’ Obligations at Closing.  The obligations of the Purchasers to consummate the Closing are subject to the fulfillment or waiver, on or by the Closing, of each of the following conditions, which waiver may be given by written communication to the Company:

5.1          Representations and Warranties.  Each of the representations and warranties of the Company contained in Section 4 (a) that are not qualified as to materiality or Material Adverse Effect shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct in all material respects as of such particular date), and (b) that are qualified as to materiality or Material Adverse Effect shall be true and accurate in all respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date).

5.2          Performance.  The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.3          IPO.  The Registration Statement shall have been declared effective by the SEC, the Underwriting Agreement shall have been validly executed and delivered by the Company and the underwriters party thereto, the price at which the shares of Common Stock are offered to the public in the Company’s IPO shall be equal to the IPO Price and the IPO shall have been consummated.

5.4          NASDAQ Listing: The Common Stock, including the Shares, shall have been approved for listing on the NASDAQ Global Select Market.

5.5          Qualifications.  All authorizations, approvals, waiting period expirations or terminations, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (a) the filing pursuant to Regulation D, promulgated under the Securities Act, and (b) the filings required by applicable state “blue sky” securities laws, rules and regulations.

5.6          Absence of Injunctions and Decrees.  During the period from the Effective Date to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

6.          Termination. This Agreement shall terminate (a) at any time upon the written consent of the Company and the Purchaser, or (b) on July 31, 2021 if the IPO has not been consummated.

7.          Lock-up Agreement. Prior to the Closing, the Purchasers shall deliver to the Underwriters a Lock-up Agreement (as defined in the Underwriting Agreement) substantially in the form previously agreed on by the Purchasers and the Underwriters, which shall cover the Shares purchased hereunder.  Nothing in this Section 7 shall in any way prohibit, limit or restrict any transfer, including any pledge of the Shares purchased hereunder, in connection with any Permitted Loan (as defined in the Sponsor SHA) or any foreclosure thereunder (including, for the avoidance of doubt, any transfer in connection with a foreclosure).

8.          Miscellaneous.

8.1          Governing Law.  This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

8.2          Legends.

(a)          It is understood that the book-entry credits evidencing the shares of Common Stock issued hereunder may bear one or all of the following legends (or substantially similar legends):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

8.3          Waiver of Jury Trial; Consent to Jurisdiction.

(a)          Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement may only be brought in the courts of the State of Delaware or in the United States District Court for the District of Delaware (collectively, the “Chosen Courts”) and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its properly, generally and unconditionally, the exclusive jurisdiction of the Chosen Courts.  Each party hereby further irrevocably waives any claim that any Chosen Court lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in the Chosen Courts, that any such court lacks jurisdiction over such party.

(b)          Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 8.6 of this Agreement, such service to become effective ten (10) days after such mailing.  Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby, that service of process was in any way invalid or ineffective.  Subject to Section 8.3(c), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law.  The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(c)          Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement or any of the obligations under or relating to this Agreement.  To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to this Agreement or any of the obligations arising under or relating to this Agreement in any of the Chosen Courts, and hereby further irrevocably waives and agrees not to plead or claim that any such Chosen Court is not a convenient forum for any such suit, action or proceeding.

(d)          The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

(e)          EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.3(e).

8.4          Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.  The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto; provided, however, any Purchaser, without the consent of any other party, may assign, in whole or in part, any of its rights hereunder to any affiliate of such party; provided, further, that no such assignment shall relieve the assigning party of its obligations hereunder.

8.5          Entire Agreement.  This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

8.6          Notices.  Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, e-mail, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, which shall be addressed, (a) in the case of the Company, to its principal office, EverCommerce Inc., 3601 Walnut Street, Suite 400, Denver, CO 80205, attention: Lisa Storey, with copy (which shall not constitute notice) to Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, attention: Benjamin Cohen; or (b) in the case of any other party hereto, to the following respective addresses, e-mail addresses or telecopy numbers:

If to the Purchasers, to:

c/o Silver Lake
55 Hudson Yards
550 West 34th Street, 40th Floor
New York, NY 10001
Attention: Andrew J. Schader

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
Three Embarcadero Center
San Francisco, CA 94111-4006
Attention:          Eric Issadore

Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day, (iii) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following the disposition with such nationally-recognized overnight courier and (iv) in the case of mailing, on the third (3rd) Business Day after the posting thereof.  By notice complying with the foregoing provisions of this Section 8.6, each party shall have the right to change its address for the notices and communications to such party.  As used herein “Business Day” means a day, other than a Saturday, Sunday or other day on which banks located in New York, New York are authorized or required by law to close.

8.7          Amendments and Waivers.  This Agreement may only be amended or modified, in whole or in part, by a written instrument signed by the Company and each Purchaser.

8.8          Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herby be consummated as originally contemplated to the fullest extent possible.

8.9          Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

8.10          Specific Performance.  The parties hereto acknowledge that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

8.11          Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8.12          Costs, Expenses.  The Company and each Purchaser will each bear its own expenses in connection with the preparation, execution and delivery of this Agreement and the consummation of the Financing.

8.13          Other Definitional and Interpretative Provisions.  The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Sections and Schedules are to Sections and Schedules of this Agreement unless otherwise specified.  All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized term used in any Schedule, but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.  “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any person include the successors and permitted assigns of that person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.

EVERCOMMERCE INC.

By:	/s/ Lisa Storey
Name: Lisa Storey Title: General Counsel

SLA CM ECLIPSE HOLDINGS, L.P.

By:	SLA CM GP, L.L.C., its general partner

By:	/s/ Andrew J. Schader
Name: Andrew J. Schader Title: Managing Director

SLA ECLIPSE CO-INVEST, L.P.

By:	SLA Co-Invest GP, L.L.C. its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
Name: Andrew J. Schader Title: Managing Director